UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

INTERPHASE CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-13071	75-1549797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 654-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 4, 2011, the annual meeting of shareholders of the Company was held. An election of directors of the Company to serve until the next annual meeting for the Company was held. The following six individuals were elected as directors of the Company:

Nominee	Votes cast for	Votes withheld	Non-votes	Uncast
Paul N. Hug	2,491,923	24,187	2,949,181	0
Gregory B. Kalush	2,492,043	24,067	2,949,181	0
Michael J. Myers	2,469,178	24,067	2,949,181	22,865
Kenneth V. Spenser	2,491,923	24,187	2,949,181	0
Christopher B. Strunk	2,492,043	24,067	2,949,181	0
S. Thomas Thawley	1,582,169	911,076	2,949,181	22,865
There were no abstentions on this matter.
In addition, a ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2011 was held.

Votes cast for	Votes cast against	Votes abstained
5,319,392	128,495	17,404
There were no broker non-votes on this matter.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation
	By:	/s/ Thomas N. Tipton Jr.
Date: June 29, 2011		Title: Chief Financial Officer,
Vice President of Finance and Treasurer

2